Commercial Lease Agreement

    THIS LEASE (this "Lease") dated this 23rd day of August, 2005

                               BETWEEN:

                              Vishnu LLC
       Address: 380 East 1700 South, Salt Lake City, Utah 84115
              Telephone: 801363- 7500 Fax: 801 880- 7928
                           (the "Landlord")

                                -AND-

                        Alchemy Coffee Company
                   Jason Briggs and Venessa Vetica
             (collectively and individually the "Tenant")

IN CONSIDERATION OF the Landlord leasing certain premises to the Tenant, the Tenant leasing those premises from the Landlord and the mutual benefits and obligations set forth in this Lease, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Lease agree as follows:

  LEASED PREMISES
  1. The Landlord agrees to rent to the Tenant the store municipally described as approx. 400 East 1700 South, (the "Premises") and comprises a Leasable Area of approx. 692 square feet. The Premises will be used for only the following permitted use (the "Permitted Use"): for the sale of coffee and related items and for the events of poetry/music/art. Neither the Premises nor any part of the Premises will be used at any time during the term of this Lease by Tenant for any purpose other than the Permitted Use.

  2. Subject to the provisions of this Lease, Tenant shall have equal access to all of the parking belonging to the building premises on a first come first served basis. Only properly insured motor vehicles may be parked in the Tenant's space.

  TERM
  3. The term of the Lease is for 5 years to commence at 12:00 midnight on August 23,2005.

  RENT
  4. Subject to the provisions of this Lease, the Tenant will pay a base rent (the "Base Rent") of $865.00 per month for the Premises. In addition to the Base Rent, the Tenant shall pay its proportionate share of the cost of repairing and maintaining its leased space (approx. 692 sq. ft.) including real estate taxes and insurance. Additionally, the Tenant shall be responsible for helping to maintain (by monetary means as well as labor) the common areas of the property including but not limited to: planter boxes, trees, weeds and snow removal, parking lot, building walls, windows, bike rack(s). Responsibility for the above items/payment will begin the sooner of ninety (90) days after delivery date, or when tenant opens for business. For any partial month, monetary amounts shall be prorated to the last day of the month. Payments shall be estimated by the Landlord based on the most recent invoices and added to the Base Rent. Actual amounts will be examined at the end of the year and adjusted accordingly.

  5. The Tenant will pay the Base Rent on or before the first of each and every month of the term of this Lease to the Landlord at 380 E. 1700 S., Salt Lake City, UT 84115, or at such other place as the Landlord may later designate.

  6. The Base Rent for the Premises will increase over the Term of the Lease as follows: Rent shall increase by 5% every two years.

   7. The Tenant will be charged an additional amount of ten percent (10% ) of the Base Rent for any rent that is received more than ten (10) days after the due date. Any rent or other charges more than ten (10) days late shall accrue interest at the rate of ten percent ( 10% ) per year.

  DEFAULT

  8. In the event that (a) Tenant fails to base its Base Rent or other payment within ten (10) days of the date of such payment is due; or (b) Tenant fails to observe any other terms of this lease, and fails to cure such breach within ten (10) days after written notice of such breach, then Landlord, without further notice may, at its option, exercise the following remedies, which shall be non exclusive and in addition to all other remedies provided by this lease or Utah law:
  (i) terminate this lease and recover from Tenant all damages allowed under Utah law; or (ii) not terminate Tenant's right to possession, but continue this lease in effect including the right to recover rent and all charges due hereunder, as they become due, and any other damages allowed under Utah law. Tenant waives all claims or demands for damages that may be caused by Landlord's re-entering and re-taking possession of the Premises.

  USE AND OCCUPATION
  9. The Tenant will use and occupy the Premises only for the Permitted Use and for no other purpose whatsoever. The Tenant will carryon business under the name of Alchemy Coffee Company and will not change such name without the prior written consent of the Landlord, such consent not to be unreasonably withheld. The Tenant will open the whole of the Premises for business to the public fully fixtured, stocked and staffed and will continuously occupy and utilize the entire Premises in the active conduct of its business in a reputable manner for the entire period of this Lease.

  10. The Tenant covenants that the Tenant will carry on and conduct its business from time to time carried on upon the Premises in such manner as to comply with all statutes, bylaws, rules and regulations of any federal, provincial, municipal or other competent authority and will not do anything on or in the Premises in contravention of any of them.

  SECURITY DEPOSIT
  11. On execution of this Lease, The Tenant will pay the Landlord a security deposit equal to the amount of $865.00 (the "Security Deposit") to be held by the Landlord without interest. The Landlord will return the Security Deposit to the Tenant at the end of this tenancy, less such deductions as provided in this Lease but no deduction will be made for damage due to reasonable wear and tear.

  12. The Tenant may not use the Security Deposit as payment for the Rent.

  QUIET ENJOYMENT
  13. The Landlord covenants that on paying the Rent and performing the covenants contained in this Lease, the Tenant will peacefully and quietly have, hold, and enjoy the Premises for the agreed term.

  OVERHOLDING

  14. If the Tenant continues to occupy the Premises with the written consent of the Landlord after the expiration or other termination of the term, then, without any further written agreement, the Tenant will be a month-to-month tenant at a minimum monthly rental equal to twice the Base Rent and subject always to all of the other provisions of this Lease insofar as the same are applicable to a month-to-month tenancy and a tenancy from year to year will not be created by implication of law.

  15. If the Tenant continues to occupy the Premises without the written consent of the Landlord at the expiration or other termination of the term, then the Tenant will be a tenant at will and will pay to the Landlord, as liquidated damages and not as rent, an amount equal to twice the Base Rent plus any Additional Rent during the period of such occupancy, accruing from day to day and adjusted pro rata accordingly, and subject always to all the other provisions of this Lease insofar as they are applicable to a tenancy at will and a tenancy from month to month or from year to year will not be created by implication of law; provided that nothing herein contained will preclude the Landlord from taking action for recovery of possession of the Premises.

     INSPECTIONS
  16. At all reasonable times during the term of this Lease and any renewal of this Lease, the Landlord and its agents may enter the Premises to make inspections or repairs, or to show the Premises to prospective tenants or purchasers upon 4 hours notice to the Tenant.

  17. For so long as the Tenant is using and occupying the Premises for the Permitted Use and is not in default under the Lease, the Landlord agrees not to Lease space in the Building to any tenant who will be conducting in such premises as its principal business, the services of for the sale of coffee and related items.

   RENEWAL OF LEASE
   18. Upon giving written notice no later than 60 days before the expiration of the term of this Lease, the Tenant may renew this Lease for one ( 1) additional term. However, in the event Tenant is a "holdover" under sections 14 and 15 above, it shall not have any option to renew.

   UTILITIES
   19. Tenant is responsible for all utilities relating to the premises. The parties expect gas and electric to be separately metered, and will attempt to have water separately metered. To the extent any utility is not separately metered, then the parties shall agree on what constitutes a fair percentage for Tenant to pay based on use, and tenant shall pay its share within ten days of presentation of an invoice.

   INSURANCE
   20. The Tenant is hereby advised and understands that the personal property of the Tenant is not insured by the Landlord for either damage or loss, and the Landlord assumes no liability for any such loss. The Tenant is advised to procure casualty insurance for Tenant's personal property.

   21. The Tenant is responsible for insuring the Premises for liability insurance for the benefit of the Tenant with the landlord to be named as an additional insured in an amount not less than $1,000,000, or such other amount as may be agreed to by Landlord.

   22. The Tenant will provide proof of such insurance to the Landlord upon the issuance or renewal of such Insurance.

   GOVERNING LAW
   23. It is the intention of the parties to this Lease that the tenancy created by this Lease and the performance under this Lease, and all suits and special proceedings under this Lease, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of Utah, without regard to the jurisdiction in which any action or special proceeding may be instituted.

   SEVERABILITY
   24. If there is a conflict between any provision of this Lease and the applicable law of the State of Utah the law of the state of Utah will prevail and such provisions of the Lease will be amended or deleted as necessary in order to comply with such law.

   ASSIGNMENT AND SUBLETTING
   25. The Tenant will not assign this Lease, or sublet or grant any concession or license to use the Premises or any part of the Premises. An assignment, subletting, concession, or license, whether by operation of law or otherwise, will be void and will, at Landlord's option, terminate this Lease.

   ADDITIONAL PROVISIONS
   26. Landlord shall provide a tenant improvement allowance to be paid initially by the Tenant, of a maximum of $15,000. The actual amount shall be agreed upon by the Landlord, Tenants and Contractor in advance. Amounts up to the maximum will be prorated over a three (3) year period and paid in equal monthly installments by the Landlord, in the form of subtracting the said amount from the monthly lease payments. Landlord shall be included in equal measure in the process of choosing contractor(s) and making plans which involve improvements to be paid for by Landlord and other changes to the space which involve major changes to the building including, but not limited to structural, electrical, plumbing, heating/cooling, lighting, roofing, windows/doors, signage, facade. All payments to contractors shall be conditioned upon receipt of lien waivers, copies of which will be provided to Landlord.
   The above mentioned Tenant improvement allowance shall be applied toward the following:
   (a) Roof: labor and materials; roofing material, vent and flashing.
   (b) Ceiling: labor and materials; insulation and papering.
   (c) Building Facade: materials; paint.
   ( d) Heating and cooling
   (e) Windows/Doors: materials and installation of windows and commercial doors on North side and West side (internal door).
   (1) Plumbing: equipment, installation and hookup of water heater. Also, materials for closet enclosure.
   (g) Bathroom: materials; sink hookup, bathroom fixtures (sink, toilet and seat, vent fan, lighting fixtures).
   (h) Ramp: materials and labor to connect Alchemy to Soma (for handicap bathroom access).
   (i) Electrical: materials and labor; hookup of basic overhead lighting with switches in the leased space.

    27. Rent Start Date: The sooner of ninety (90) days after Delivery Date as defined below, or when Tenant is open for business. For any partial month, rent shall be prorated to the last day of the month.

   28. Adjacent Space Agreement: Tenant shall have equal opportunity to lease any adjacent space that is created within the property. Tenant shall have access to handicap restrooms as needed in compliance with city and state code. Tenant shall also have access to a bathroom and common area outside the leased premises as part of this lease agreement. Landlord reserves the right to make changes to this portion of the agreement as needed.

   29. Termination Clause: After two (2) years from Lease Execution Date, Tenant reserves the right to cancel the lease with ninety (90) days notice and payment of six (6) months base rent, taxes and insurance beyond exit date. Or, if less than six ( 6) months remain in the term of this lease, then base rent, taxes and insurance up to the end of term shall be paid.

   30. Exterior Signage: Landlord grants permission to Tenant to erect an internally illuminated pan channel letter exterior sign on and about the premises in accordance with city ordinances.

   MAINTENANCE
   31. The Tenant will, at its sole expense, keep and maintain the Premises and appurtenances in good and sanitary condition and repair during the term of this Lease and any renewal of this Lease.

   32. In particular, the Tenant will keep the fixtures in the Premises in good order and repair. The Tenant will, at Tenant's sole expense, make all required repairs to the plumbing, range, heating apparatus, and electric and gas fixtures whenever damage to such items will have resulted from the Tenant's misuse, waste, or neglect or that of the Tenant's employee, family, agent, or visitor.

   CARE AND USE OF PREMISE
   33. The Tenant will promptly notify the Landlord of any damage, or of any situation that may significantly interfere with the normal use of the Premises or to any furnishings supplied by the Landlord.

   34. The Tenant will not make (or allow to be made) any noise or nuisance which, in the reasonable opinion of the Landlord, disturbs the comfort or convenience of other tenants.

   35. The Tenant will not engage in any illegal trade or activity on or about the Premises.

   36. The Landlord and Tenant will comply with standards of health, sanitation, fire, housing and safety as required by law.

   37. At the expiration of the lease term, the tenant will quit and surrender the Premises in as good a state and condition as they were at the commencement of this Lease, reasonable use and wear and damages by the elements excepted.

   HAZARDOUS MATERIALS
   38. Tenant states that it has no expertise with respect to toxic wastes, hazardous materials, or undesirable substances and agrees that it will not keep or have on the Premises any article or thing of a dangerous, flammable, or explosive character that might unreasonably increase the danger of fire on the Premises or that might be considered hazardous by any responsible insurance company. Landlord agrees to retain qualified experts to deal with the detection and correction of such matters and agrees that Tenant will not be held liable if any of the above mentioned items are found on the properties, unless due to Tenant negligence.

   GENERAL PROVISIONS
   39. Any waiver by the Landlord of any failure by the Tenant to perform or observe the provisions of this Lease will not operate as a waiver of the Landlord's rights under this Lease in respect of any subsequent defaults, breaches or nonperformance and will not defeat or affect in any way the Landlord's rights in respect of any subsequent default or breach.

   40. This Lease will extend to and be binding upon and inure to the benefit of the respective heirs, executors, administrators, successors and assigns, as the case may be, of each party to this Lease. All covenants are to be construed as conditions of this Lease.

   41. All sums payable by the Tenant to the Landlord pursuant to any provision of this Lease will be deemed to be Additional Rent and will be recovered by the Landlord as rental arrears.

   42. Where there is more than one Tenant executing this Lease, all Tenants are jointly and severally liable for each other's acts, omissions and liabilities pursuant to this Lease.

   IN WITNESS WHEREOF Jason Briggs and Venessa Vetica have duly affixed their signatures and Vishnu LLC has duly affixed its signature by a duly authorized officer on this 23rd day of August, 2005.

                LANDLORD

                Vishnu LLC, a Utah Limited Liability Company


                By:________________________________________
                     Its Managing Member

                TENANT


                ___________________________________________
                Jason Briggs


                ___________________________________________
                Venessa Vetica